Exhibit 10.2

SECOND AMENDMENT TO TERM LOAN, GUARANTY AND SECURITY AGREEMENT
This SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 1, 2015, and is entered into by and among TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation (“Parametric”), VOYETRA TURTLE BEACH, INC., a Delaware corporation (“Voyetra”; and together with Parametric, individually, “US Borrower,” and individually and collectively, jointly and severally, “US Borrowers”), TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales with company number 03819186 (“Turtle Beach,” also referred to hereinafter as “UK Borrower”; and together with US Borrowers, individually, “Borrower,” and individually and collectively, “Borrowers”), VTB HOLDINGS, INC., a Delaware corporation (“VTB”, individually, a “US Guarantor,” and individually and collectively, jointly and severally, “US Guarantors”; and together with US Borrowers, individually, a “UK Guarantor,” and individually and collectively, jointly and severally, “UK Guarantors”; UK Guarantors and US Guarantors, individually, a “Guarantor,” and individually and collectively, “Guarantors”), CRYSTAL FINANCIAL SPV LLC, CRYSTAL FINANCIAL LLC and the other lenders party to the Term Loan Agreement (as such term is defined below) from time to time (collectively, “Lenders”), and CRYSTAL FINANCIAL LLC, as agent, collateral agent and security trustee for Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).
WHEREAS, Borrowers, Guarantors, Agent, and Lenders have entered into that certain Term Loan, Guaranty and Security Agreement, dated as of July 22, 2015, as amended by that certain First Amendment to Term Loan, Guaranty and Security Agreement, dated as of November 2, 2015 (the “First Amendment”) (as further amended, restated, or otherwise modified from time to time, the “Term Loan Agreement”); and
WHEREAS, Borrowers have requested that Agent and Lenders agree to enter into certain amendments to the Term Loan Agreement.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Term Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I

DEFINITIONS

Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Term Loan Agreement, as amended hereby.
ARTICLE II

AMENDMENTS TO TERM LOAN AGREEMENT

2.01.    New/Amended Definitions.
(a)    Section 1.1 of the Term Loan Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:

Hypersound Division EBITDA: for any period, EBITDA for the Hypersound Division (as determined in a manner consistent with the definition of “EBITDA” above, but solely with respect to items attributable to the Hypersound Division); provided, however, that calculation of EBITDA for the Hypersound Division shall be determined in accordance with methodology used in the projections delivered to Agent on or prior to the Closing Date or in such other manner acceptable to Agent in its discretion.
Second Amendment: that certain Second Amendment to Term Loan, Guaranty and Security Agreement, dated as of December 1, 2015, by and among Borrowers, Guarantors, Lenders and Agent.
Second Amendment Effective Date: as defined in the Second Amendment.
Second Amendment Specified Mandatory Prepayment Date: as defined in the Second Amendment.
(b)    The definition of “ABL Revolver Cure Net Proceeds” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety.
(c)    The definition of “Availability Block” set forth in Section 1.1 of the Term Loan Amendment is hereby is hereby deleted in its entirety and the following is inserted in lieu thereof:
“Availability Block: the sum of (i) an amount equal to (x) prior to January 1, 2016, $8,000,000, and (y) from and after January 1, 2016, $9,000,000, and (ii) the Seasonal Availability Block then in effect.
(d)    The definition of “Cure Amount” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety.
(e)    The definition of “Cure Availability Block” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety.
(f)    The definition of “Cure Expiration Date” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety.
(g)    The definition of “Cure Month” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety.
(h)    The definition of “Cure Net Proceeds” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety.
(i)    The definition of “Cure Notice Date” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety.
(j)    The definition of “Seasonal Availability Block” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Seasonal Availability Block: (i) for the period commencing on (and including) February 15 of each calendar year and ending on (and including) March 16 of such calendar year (other than for calendar year 2016, as set forth in clause (ii) hereof), $8,000,000, (ii) for the period commencing on (and including) February 15, 2016, through (and including) March 16, 2016, zero (0), and (iii) at all other times, zero (0).
(k)    The definition of “Simultaneous Equity Cure” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety.
(l)    The definition of “Specified Financial Covenants” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety.
(m)    The definition of “Term Loan Cure Net Proceeds” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety.
(n)    Clause (a)(ii) in the definition of “UK Maximum Borrowing Amount” set forth in Section 1.1 of the Term Loan Agreement is hereby amended by deleting the text “minus the UK Availability Reserve” in such clause (a)(ii).
(o)    The definition of “US Maximum Borrowing Amount” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
“US Maximum Borrowing Availability: an amount equal to the lesser of (a) the sum of (i) the aggregate US Term Exposure, plus (ii) the result of the ABL US Revolver Commitments then in effect (or, if such commitments have been terminated, the aggregate ABL Revolver Usage), minus the Availability Block and (b) the US Borrowing Base at such time.”
(p)    The definition of “US Term Loan Deficiency Reserve” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
US Term Loan Deficiency Reserve: the “US Term Loan Deficiency Reserve” as defined in the ABL Revolver Loan Agreement as in effect on the Closing Date, as amended on the Second Amendment Effective Date, and without giving effect to any further amendments or modifications of such definition or any component definitions (or any sub-component definitions) thereof which would make more credit available to any of the Obligors.
2.02.    Amendment to Section 5.3.5. The text of Section 5.3.5 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
[Reserved].
2.03.    Amendments to Section 8.1.2.     Section 8.1.2 of the Term Loan Agreement is hereby amended by deleting the text “the “Temporary Availability Block”, the “Seasonal Availability Block” or the “Cure Availability Block” ” that appears therein in its entirety and the following is inserted in lieu thereof:
“the “Temporary Availability Block”, or the “Seasonal Availability Block””.

2.04.    Amendments to Section 10.3. Section 10.3 of the Term Loan Agreement is hereby amended as follows:
(a)    Section 10.3.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
10.3.1    EBITDA. Commencing with the month ending October 31, 2016, maintain an EBITDA for Parent and its Subsidiaries on a consolidated basis (measured monthly as of the last day of each month for the trailing twelve month period then-ended) in an amount not less than the amount set forth in the table below opposite such date:

Trailing Twelve-Month Period Ending	Required EBITDA
October 31, 2016	($3,637,000)
November 30, 2016	($3,091,000)
December 31, 2016	($1,673,000)
January 31, 2017	($924,000)
February 28, 2017	($79,000)
March 31, 2017	$1,968,000
April 30, 2017, May 31, 2017, and June 30, 2017	$18,700,000
July 31, 2017, August 31, 2017, and September 30, 2017	$19,500,000
October 31, 2017 and the last day of each month thereafter	$20,000,000
(b)    Section 10.3.2 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
10.3.2    Minimum Headset Division EBITDA. Commencing with the month ending October 31, 2016, maintain a Headset Division EBITDA (measured monthly as of the last day of each month for the trailing twelve month period then-ended) in an amount not less than the amount set forth in the table below opposite such date:

Trailing Twelve-Month Period Ending	Headset Division EBITDA
October 31, 2016	$9,346,000
November 30, 2016	$8,917,000
December 31, 2016	$9,584,000
January 31, 2017	$9,693,000
February 28, 2017	$9,553,000

March 31, 2017	$10,555,000
April 30, 2017, May 31, 2017, June 30, 2017, July 31, 2017, August 31, 2017, and September 30, 2017	$18,000,000
October 31, 2017, November 30, 2017, and December 31, 2017	$19,000,000
January 31, 2018, February 28, 2018, and March 31, 2018	$19,250,000
April 30, 2018, May 31, 2018, and June 30, 2018	$19,500,000
July 31, 2018 and the last day of each month thereafter	$20,000,000

(c)    Section 10.3.3 of the Term Loan Agreement is hereby amended by adding the following sentence at the end of such Section 10.3.3:
Notwithstanding the foregoing in this Section 10.3.3, Consolidated Leverage Ratio shall not be tested pursuant to this Section 10.3.3 solely for the periods ending December 31, 2015, January 31, 2016, February 29, 2016, March 31, 2016, April 30, 2016, May 31, 2016, June 30, 2016, July 31, 2016, August 31, 2016, September 30, 2016, October 31, 2016, November 30, 2016, December 31, 2016, January 31, 2017, February 28, 2017, and March 31, 2017.
(d)    Section 10.3.4 of the Term Loan Agreement is hereby amended by deleting the amount “$7,200,000” under the heading “Capital Expenditure” and opposite the date “December 31, 2016” in the table appearing in such Section in its entirety and the amount “$5,750,000” is inserted in lieu thereof in such table.
(e)    Section 10.3 of the Term Loan Agreement is hereby amended to insert the following new Sections 10.3.7, 10.3.8 and 10.3.9 immediately after Section 10.3.6 contained therein:
10.3.7    Alternate EBITDA #2. Commencing with the month ending December 31, 2015, and continuing through (and including) the month ending September 30, 2016, maintain EBITDA in the amount set forth below for each such month, measured on a period-to-date basis commencing on November 1, 2015, and ending on the last day of each such month:

Month-Ending Testing Date	Required EBITDA
December 31, 2015	$8,000,000
January 31, 2016	$4,774,000
February 29, 2016	$2,050,000
March 31, 2016	($1,512,000)
April 30, 2016	($3,737,000)
May 31, 2016	($5,709,000)
June 30, 2016	($7,777,000)
July 31, 2016	($9,046,000)

August 31, 2016	($8,573,000)
September 30, 2016	($7,889,000)

10.3.8    Alternate Headset Division EBITDA #2. Commencing with the month ending December 31, 2015, and continuing through (and including) the month ending September 30, 2016, maintain Headset Division EBITDA in the amount set forth below for each such month, measured on a period-to-date basis commencing on November 1, 2015, and ending on the last day of each such month:

Month-Ending Testing Date	Required Headset Division EBITDA
December 31, 2015	$10,760,000
January 31, 2016	$8,824,000
February 29, 2016	$7,363,000
March 31, 2016	$5,044,000
April 30, 2016	$3,939,000
May 31, 2016	$3,045,000
June 30, 2016	$1,989,000
July 31, 2016	$1,644,000
August 31, 2016	$2,981,000
September 30, 2016	$4,472,000

10.3.9    HYPERSOUND DIVISION EBITDA.
(a)    Commencing with the month ending December 31, 2015, and continuing through (and including) the month ending September 30, 2016, maintain Hypersound Division EBITDA in the amount set forth below for each such month, measured on a period-to-date basis commencing on November 1, 2015, and ending on the last day of each such month:

Month-Ending Testing Date	Required Hypersound Division EBITDA
December 31, 2015	($2,760,000)
January 31, 2016	($4,051,000)
February 29, 2016	($5,313,000)
March 31, 2016	($6,555,000)
April 30, 2016	($7,676,000)
May 31, 2016	($8,754,000)
June 30, 2016	($9,766,000)
July 31, 2016	($10,689,000)
August 31, 2016	($11,553,000)
September 30, 2016	($12,361,000)

(b)    Commencing with the month ending October 31, 2016, maintain Hypersound Division EBITDA (measured monthly as of the last day of each month for the trailing twelve month period then-ended) in an amount not less than the amount set forth in the table below opposite such date:

Trailing Twelve-Month Period Ending	Required Hypersound Division EBITDA
October 31, 2016	($12,983,000)
November 30, 2016	($12,009,000)
December 31, 2016	($11,258,000)
January 31, 2017	($10,617,000)
February 28, 2017	($9,632,000)
March 31, 2017	($8,587,000)

2.05.    Amendment to Section 12.6. Section 12.6 (Limited Right to Cure) of the Term Loan Agreement is hereby deleted in its entirety.
2.06.    Amendment to Section 13.8. Section 13.8.1 of the Term Loan Agreement is hereby amended by deleted the penultimate sentence contained therein and inserting the following in lieu thereof:
On the effective date of its resignation or removal, the retiring or removed Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Section 14.2, and all rights and protections under this Section 13.
2.07.    Amendment to Section 5.02 of First Amendment. Section 5.02 of the First Amendment is hereby amended by deleting each reference to “November 30, 2015” in such Section 5.02 and substituting the date “December 7, 2015” in lieu thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents and warrants to Agent and each Lender, as of the date hereof, as follows:
3.01.    Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Term Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.
3.02.    No Defaults. After giving effect to this Amendment, each Obligor is in compliance with all terms and conditions of the Term Loan Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.

3.03.    Authority and Pending Actions. The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Term Loan Agreement or the other Loan Documents.
3.04.    Enforceability. This Amendment constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.
ARTICLE IV

CONDITIONS PRECEDENT AND FURTHER ACTIONS

4.01.    Conditions Precedent. This Amendment shall not be binding upon Agent, Lenders or any Obligor until each of the following conditions precedent have been satisfied in form and substance satisfactory to Agent (such date, the “Second Amendment Effective Date”):
(a)    The representations and warranties contained herein and in the Term Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof, after giving effect to this Amendment, as if made on such date, except for such representations and warranties limited by their terms to a specific date;
(b)    Each Obligor shall have delivered to the Agent duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Obligors, the Agent, and the Lenders;
(c)    Obligors shall have delivered to Agent a fully-executed copy of an amendment to the ABL Revolver Loan Agreement substantially similar to this Amendment (the “Seventh Amendment to ABL Revolver Loan Agreement”) and otherwise acceptable to Agent and Lenders;
(d)    The Agent shall have received a fully-executed and effective amendment to the Intercreditor Agreement in form and substance satisfactory to the Agent and Lenders; and
(e)    Obligors shall have paid to Agent, for the benefit of itself and Lenders, a fee in the amount of $150,000 (the “Second Amendment Fee”) in immediately available funds, which Second Amendment Fee each Obligor hereby expressly agrees and acknowledges shall be fully earned as of the Second Amendment Effective Date.
4.02.    Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to affect the purposes of this Amendment.
ARTICLE V
FFIRMATIVE COVENANTS

5.01.    Equity Infusion and/or Additional Third Lien Debt.
(f)    The Obligors hereby covenant and agree that, on or prior to January 29, 2016 (the “Second Amendment Specified Mandatory Prepayment Date”), (a) US Obligors shall receive net proceeds of not less than $10,000,000 in the form of (i) additional equity capital, in form and substance, and on terms, satisfactory to Agent in all respects and/or (ii) additional debt financing from either Sponsor or the other Third Lien Creditors pursuant to the Third Lien Subordinated Note(s) and the other Third Lien Loan Documents, which shall be in form and substance, and on terms (including subordination terms), satisfactory to the Agent in all respects and (b) the net proceeds of any such equity capital and/or additional Third Lien Debt in an aggregate amount of not less than $10,000,000 shall be applied as a mandatory prepayment of the ABL Revolver Loans outstanding on the Second Amendment Specified Mandatory Prepayment Date (and solely to the extent that the outstanding principal balance of ABL Revolver Loans has been reduced by such mandatory prepayment to, or is, $0, such net proceeds may be received as cash to the balance sheet of the US Obligors for use as working capital in the business of the US Obligors) (such transaction, and all matters related thereto, entered into in connection therewith or contemplated thereby, collectively, the “Additional Liquidity Transaction”).
(g)    The Obligors hereby covenant and agree to (i) provide the Agent with status updates with respect to the Additional Liquidity Transaction on (w) December 15, 2015, (x) December 31, 2015, (y) January 8, 2016 and (z) January 15, 2016, and as otherwise reasonably requested by the Agent, and such status updates shall be in scope and detail satisfactory to the Agent in all respects, and (ii) deliver to the Agent all presentations prepared for, or delivered to, investors or potential investors in connection the Additional Liquidity Transaction, including, without limitation, that certain presentation used by Oppenheimer with certain investors, promptly after such preparation and/or delivery, and deliver to the Agent any other written materials in connection with the Additional Liquidity Transaction as the Agent may request from time to time.
ARTICLE VI

COSTS AND EXPENSES

Without limiting the terms and conditions of the Loan Documents, notwithstanding anything in the Loan Documents to the contrary, Obligors jointly and severally agree to pay on demand: (a) all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant to this Amendment and any and all subsequent amendments, modifications, and supplements to this Amendment, including, without limitation, the reasonable costs and fees of Agent’s legal counsel; and (b) all reasonable costs and expenses reasonably incurred by Agent in connection with the enforcement or preservation of any rights under the Term Loan Agreement, this Amendment, and/or the other Loan Documents, including, without limitation, the reasonable costs and fees of Agent’s legal counsel.
ARTICLE VII

MISCELLANEOUS

7.01.    No Course of Dealing. The consents and waivers set forth herein are a one-time accommodation only. The consents and waivers herein are not a consent to any other deviation of the terms and conditions of the Term Loan Agreement or any other Loan Document unless otherwise expressly agreed to by Agent and Lenders in writing.

7.02.    Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.
7.03.    Instrument Pursuant to Term Loan Agreement. This Amendment is a Loan Document executed pursuant to the Term Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Term Loan Agreement. Any failure by the Obligors to comply with any of the terms and conditions of this Amendment, including, without limitation, any of the undertakings set forth in Article V hereof, shall constitute an immediate Event of Default.
7.04.    Acknowledgment of the Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment: (a) are within the powers and purposes of such Obligor; (b) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor; and (c) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms. Each Obligor reaffirms its obligations to perform and pay all amounts due to Agent or Lenders under the Loan Documents (including, without limitation, its obligations under any promissory note evidencing any of the Loans) in accordance with the terms thereof, as amended and modified hereby.
7.05.    Loan Documents Unmodified. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such amendments. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Term Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to Agent, for the benefit of Lenders and the other Secured Parties, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Term Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.
7.06.    Parties, Successors and Assigns. This Amendment represents the agreement of Obligors, Agent and each Lender signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 14.3 of the Term Loan Agreement.
7.07.    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of such agreement. This Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals.

7.08.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
7.09.    Miscellaneous. This Amendment is subject to the general provisions set forth in the Term Loan Agreement, including, but not limited to, Sections 15.14, 15.15, and 15.16.
7.10.    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
7.11.    Release.
(a)    EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH, A “CLAIM”) THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE TERM LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.
(b)    EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
(c)    EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.
7.12.    Total Agreement. This Amendment, the Term Loan Agreement, and all other Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter hereof.

7.13.    Amendment to ABL Revolver Loan Agreement. Each of the undersigned Lenders and the Agent hereby acknowledge that as of the Second Amendment Effective Date, the Obligors, the ABL Revolver Agent and the ABL Revolver Lenders are agreeing to the Seventh Amendment to Loan Agreement in the form attached hereto as Annex I. The Agent and the Lenders hereby acknowledge and consent to the Seventh Amendment to ABL Revolver Loan Agreement, including, without limitation, for purposes of the Intercreditor Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.
BORROWERS:

TURTLE BEACH CORPORATION,
a Nevada corporation

By: /s/ Juergen Stark
Name:     Juergen Stark
Title:     Chief Executive Officer

VOYETRA TURTLE BEACH, INC.,
a Delaware corporation

By: /s/ Juergen Stark
Name:     Juergen Stark
Title:     Chief Executive Officer

TURTLE BEACH EUROPE LIMITED,
a company limited by shares and incorporated in England and Wales

By: /s/ Juergen Stark
Name:     Juergen Stark
Title:     Chief Executive Officer

AGENT AND LENDERS:

CRYSTAL FINANCIAL LCC, as Agent

By: /s/ Mirko Andric
Name: Mirko Andric
Title: Managing Director

CRYSTAL FINANCIAL SPV LLC, as a Lender

By: /s/ Mirko Andric
Name: Mirko Andric
Title: Managing Director
CRYSTAL FINANCIAL LLC, as a Lender

By: /s/ Mirko Andric
Name: Mirko Andric
Title: Managing Director

GUARANTOR CONSENT
The undersigned hereby consents to the foregoing Amendment and hereby (a) confirms and agrees that notwithstanding the effectiveness of the foregoing Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the foregoing Amendment, each reference in any Loan Document to the “Term Loan Agreement,” “thereunder,” “thereof” or words of like import shall mean and be a reference to the Term Loan Agreement, as amended by the foregoing Amendment, (b) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to any Security Documents to which it is a party shall continue in full force and effect, (c) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby, and (d) agrees to be bound by the release set forth in Section 7.11 of the Amendment.

VTB HOLDINGS, INC., a Delaware corporation

By: /s/ Juergen Stark
Name: Juergen Stark
Title: Chief Executive Officer

Guarantor Consent to Second Amendment to Term Loan, Guaranty and Security Agreement

ANNEX I
SEVENTH AMENDMENT TO ABL REVOLVER LOAN AGREEMENT

Please see attached.